As filed with the Securities and Exchange Commission on January 6, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENERATION BIO CO.

(Exact name of registrant as specified in its charter)

Delaware	2834	81-4301284
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

301 Binney Street

Cambridge, MA 02142

(617) 655-7500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Geoff McDonough, M.D.

President and Chief Executive Officer

Generation Bio Co.

301 Binney Street

Cambridge, MA 02142

(617) 655-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Falber, Esq. Jeffries L. Oliver-Li, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Telephone: (617) 526-6000	Jennifer Elliott, Ph.D., Esq. Chief Legal Officer Generation Bio Co. 301 Binney Street Cambridge, MA 02142 (617) 655-7500	Deanna Kirkpatrick, Esq. Yasin Keshvargar, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-251872

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	575,000 shares	$24.50	$14,087,500	$1,537

(1)	Includes 75,000 shares of common stock the underwriters have the option to purchase.
(2)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, based on the initial public offering price.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Generation Bio Co., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-251872), which was declared effective by the Securities and Exchange Commission on January 6, 2021, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit number	Description of exhibit

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-251872) filed with the Commission on January 4, 2021)

.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 6th day of January, 2021.

GENERATION BIO CO.

By:	/s/ Geoff McDonough
Geoff McDonough, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Geoff McDonough	President, Chief Executive Officer and Director (principal executive officer)	January 6, 2021
Geoff McDonough, M.D.

/s/ Matthew Norkunas	Chief Financial Officer (principal financial officer)	January 6, 2021
Matthew Norkunas, M.D., MBA

*	Director	January 6, 2021
Catherine Stehman-Breen, M.D.

*	Director	January 6, 2021
Gustav Christensen

*	Director	January 6, 2021
Jeffrey Jonas, M.D.

*	Director	January 6, 2021
Donald Nicholson, Ph.D.

*	Director	January 6, 2021
Jason Rhodes

*	Director	January 6, 2021
Charles Rowland

*	Director	January 6, 2021
Anthony Quinn, M.B. Ch.B., Ph.D.

*By:	/s/ Geoff McDonough
Geoff McDonough, M.D.
Attorney-in-fact